Exhibit 99.2

PRESS RELEASE

ATLANTA --- February 1, 2005

Atlanta based ASSURANCEAMERICA CORPORATION (OCT BB: ASAM.OB), announced that Robert J. Cormican, Senior Vice President & Chief Financial Officer has resigned his positions to join Crawford & Company (NYSE), as an executive officer in an operating role. His resignation is effective February 11, 2005.

Lawrence (Bud) Stumbaugh said, “Bob has laid a firm foundation in accounting and finance processes that should position us well for the future. We appreciate the positive things he accomplished with us, and wish him well in his future endeavors. I am pleased Bob will be able to continue to assist AssuranceAmerica while we search for his replacement.”

Mr. Cormican said, “My time with AssuranceAmerica has been both enjoyable and rewarding – and I am sure the company will continue to grow and prosper under the direction of the executive team they have in place.”

AssuranceAmerica focuses on the non-standard automobile insurance marketplace, primarily in Florida, Georgia and South Carolina. Its principal operating subsidiaries are TrustWay Insurance, which sells personal automobile insurance policies through its 32 retail agencies, AssuranceAmerica Managing General Agency, and AssuranceAmerica Insurance Company.

This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Contact:

AssuranceAmerica Corporation

Atlanta, Georgia

Lawrence (Bud) Stumbaugh

770-952-0200 Ext. 117

770-984-0173 – Fax

Stumb@aol.com"